Exhibit 10.47

THIRD AMENDMENT TO

MANUFACTURING AGREEMENT

This THIRD AMENDMENT TO MANUFACTURING AGREEMENT (“Third Amendment”) is made effective July 1, 2004, by and among Mannatech, Inc., a Texas corporation with its principal place of business at 600 S. Royal Lane #200, Coppell Texas (“Mannatech”) and Natural Alternatives International, Inc., a Delaware corporation with its principal place of business located at 1185 Linda Vista Drive, San Marcos, California (“NAI”).

RECITALS

A.	The parties entered into a Manufacturing Agreement dated April 22, 1998, in which NAI agreed to become a manufacturer and supplier of certain nutritional products to Mannatech. The Manufacturing Agreement was first amended by Mannatech and NAI effective May 23, 2003 (“First Amendment”). The Manufacturing Agreement was amended a second time by Mannatech and NAI effective July 1, 2003 (“Second Amendment”). The Manufacturing Agreement as amended by the First Amendment, Second Amendment and this Third Amendment is hereinafter referred to as the “Manufacturing Agreement.” All capitalized terms used in this Third Amendment not otherwise defined herein shall have the meanings ascribed to such terms in the Manufacturing Agreement, First Amendment or the Second Amendment as the case may be.

B.	Mannatech and NAI wish to amend the Manufacturing Agreement with respect to NAI’s insurance requirements.

Incorporating the above recitals as if set forth fully below and in consideration of the obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

The Manufacturing Agreement is amended as follows:

SECTIONS 2(d), (e) and (f): Seller’s Representation, Warranties and Covenants. Sections 2(d), (e) and (f) shall be deleted in their entirety and replaced with the following:

Section 2(d): Seller shall carry for the entire term of this Agreement, with companies reasonably satisfactory to Buyer: (i) Workers’ Compensation and Employer’s Liability Insurance; (ii) Standard Form Fire and Extended Coverage Insurance for the full replacement value of any of the Products or any packaging materials, and (iii) Public Liability Insurance including Contractual Liability and

Products Liability Coverage with a combined single limit of not less than Fifteen Million Dollars ($15,000,000). The insurance policies shall be claims-made based and name Buyer as an additional insured party and provide that at least thirty (30) days prior written notice of cancellation, amendment, or lapse of coverage shall be given to Buyer by the insurer. Seller will submit policies and/or certificates of insurance evidencing the above coverage to Buyer upon Buyer’s written request therefore.

EFFECT: Except as amended hereby, the Manufacturing Agreement remains in full force and effect as of the date of this Second Amendment.

The parties have caused this Third Amendment to be executed by their respective duly authorized representatives, as of the day and year first above written.

NATURAL ALTERNATIVES INTERNATIONAL, INC. a Delaware corporation

By:	/s/ Randy Weaver
Randell Weaver, President

MANNATECH, INC. a Texas corporation

By:	/s/ Terry Persinger
Terry Persinger, President and Chief Operating Officer

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